Exhibit 99.1

The Meet Group Reports Third Quarter 2018 Financial Results

NEW HOPE, Pa., November 7, 2018 – The Meet Group, Inc. (NASDAQ: MEET), a public market leader in the mobile meeting space, today reported financial results for its third quarter ended September 30, 2018.

Third Quarter 2018 Financial Highlights

•	Total revenue of $45.7 million, up 42% year over year

•	GAAP net income of $1.3 million, or $0.02 per diluted share, compared to $2.2 million, or $0.03 per diluted share in the prior year quarter

•	Adjusted EBITDA of $8.7 million, compared to adjusted EBITDA of $8.9 million in the prior year quarter

•	Non-GAAP net income of $7.6 million, or $0.10 per diluted share, compared to $8.1 million or $0.11 per diluted share in the prior year quarter

(See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measures, below.)

“We continue to grow video revenue across all of our apps,” said Geoff Cook, Chief Executive Officer. “In one year, we have increased the annualized video revenue run rate from virtually zero to $55 million for the month of October. Our successful Lovoo acquisition and integration, together with the dramatic growth of video revenue, have contributed to transforming our revenue mix. We tripled user pay revenue from a year ago, with that portion of our business now contributing 61% of our total revenue, up from 27% in the third quarter of 2017. We believe we are in the early days of the video opportunity and that livestreaming aligns perfectly with our mission: to facilitate human connection.

“Traffic in the quarter was also strong. We grew mobile daily active users 3% sequentially to 4.3 million and mobile monthly active users 7% sequentially to 14.6 million, reflecting quarter-over-quarter gains from each of MeetMe, Lovoo, Skout, and Tagged. For the quarter, daily live video users averaged approximately 870,000, up more than 36% sequentially. In addition, we recently surpassed our 100 millionth gift sent since launching Live monetization a year ago.”

“Advertising results were also solid,” continued Cook, “increasing sequentially for the second consecutive quarter. We continue to see evidence of a return to seasonal trends in advertising and remain cautiously optimistic about the opportunity to grow ad revenue in the fourth quarter.”

Third Quarter Financial Results

For the third quarter of 2018, the Company reported revenue of $45.7 million, an increase of 42% from $32.2 million in the prior year quarter.

GAAP net income was $1.3 million, or $0.02 per diluted share, compared to $2.2 million, or $0.03 per diluted share, in the prior year quarter. Adjusted EBITDA in the third quarter of 2018 was $8.7 million compared to $8.9 million in the prior year quarter, reflecting the ongoing shift towards user pay revenue.

The Company ended the quarter with $21.8 million in cash and cash equivalents.

Company Outlook

The Company is providing the following outlook for the fourth quarter of 2018 and is increasing its outlook for the full year 2018.

Fourth quarter 2018:

•	Revenue in the range of $47.8 million to $48.8 million

•	Adjusted EBITDA in the range of $8.7 million to $9.1 million

Full year 2018:

•	Revenue in the range of $174 million to $175 million

•	Adjusted EBITDA in the range of $30.2 million to $30.6 million

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,822,387	$24,158,444
Accounts receivable, net of allowance of $555,402 and $527,958 at September 30, 2018 and December 31, 2017, respectively	24,575,376	26,443,675
Prepaid expenses and other current assets	5,081,053	3,245,174
Total current assets	51,478,816	53,847,293
Restricted cash	500,000	894,551
Goodwill	148,863,242	150,694,135
Property and equipment, net	3,253,213	4,524,118
Intangible assets, net	39,345,358	48,719,428
Deferred taxes	16,379,363	15,521,214
Other assets	1,972,799	1,144,032
Total assets	$261,792,791	$275,344,771
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,054,937	$6,277,846
Accrued liabilities	19,146,585	19,866,438
Current portion of long-term debt	15,000,000	15,000,000
Current portion of capital lease obligations	152,131	254,399
Deferred revenue	4,820,137	4,433,450
Total current liabilities	45,173,790	45,832,133
Long-term capital lease obligations, less current portion, net	74,408	192,137
Long-term debt, less current portion, net	25,338,637	40,637,106
Long-term derivative liability	1,822,202	2,995,657
Other liabilities	114,627	147,178
Total liabilities	72,523,664	89,804,211
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; authorized - 5,000,000 shares; 0 shares issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Common stock, $.001 par value; authorized - 100,000,000 shares; 73,534,370 and 71,915,018 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	73,534	71,918
Additional paid-in capital	415,572,623	408,029,068
Accumulated deficit	(224,569,415)	(221,435,888)
Accumulated other comprehensive loss	(1,807,615)	(1,124,538)
Total stockholders’ equity	189,269,127	185,540,560
Total liabilities and stockholders’ equity	$261,792,791	$275,344,771

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$45,716,053	$32,246,472	$126,155,591	$83,634,737
Operating costs and expenses:
Sales and marketing	8,753,156	4,600,148	23,554,635	14,305,498
Product development and content	26,134,682	16,021,977	72,647,507	41,006,376
General and administrative	4,938,844	5,021,739	15,562,125	13,044,965
Depreciation and amortization	3,423,929	2,969,570	10,558,712	7,619,584
Acquisition and restructuring	416,141	3,378,838	4,802,694	8,648,692
Total operating costs and expenses	43,666,752	31,992,272	127,125,673	84,625,115
Income (loss) from operations	2,049,301	254,200	(970,082)	(990,378)
Other income (expense):
Interest income	3,823	1,374	13,773	5,344
Interest expense	(559,345)	(244,361)	(1,838,325)	(421,947)
Gain (loss) on foreign currency transactions	(6,229)	9,357	101,030	(2,072)
Other	6,527	—	28,154	—
Total other expense	(555,224)	(233,630)	(1,695,368)	(418,675)
Income (loss) before income tax benefit (expense)	1,494,077	20,570	(2,665,450)	(1,409,053)
Income tax benefit (expense)	(196,146)	2,202,152	(484,552)	4,934,216
Net income (loss)	$1,297,931	$2,222,722	$(3,150,002)	$3,525,163

Basic and diluted net income (loss) per common stockholder:
Basic net income (loss) per common stockholder	$0.02	$0.03	$(0.04)	$0.05
Diluted net income (loss) per common stockholder	$0.02	$0.03	$(0.04)	$0.05

Weighted average shares outstanding:
Basic	73,362,467	71,800,274	72,704,205	67,711,324
Diluted	79,365,576	76,078,563	72,704,205	72,425,863

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(3,150,002)	$3,525,163
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,558,712	7,619,584
Stock-based compensation expense	7,026,991	5,802,046
Deferred taxes	(694,951)	(5,383,583)
(Gain) loss on foreign currency transactions	(101,030)	2,072
Bad debt expense	408,998	168,000
Amortization of loan origination costs	261,373	142,034
Change in derivatives	(18,412)	—
Changes in operating assets and liabilities:
Accounts receivable	1,302,954	3,850,379
Prepaid expenses, other current assets and other assets	(2,326,004)	4,391,126
Accounts payable and accrued liabilities	4,414,400	2,669,471
Deferred revenue	515,743	(115,831)
Net cash provided by (used in) operating activities	18,198,772	22,670,461
Cash flows from investing activities:
Purchase of property and equipment	(404,446)	(1,055,020)
Acquisition of business, net of cash and restricted cash acquired	—	(65,802,792)
Net cash provided by (used in) investing activities	(404,446)	(66,857,812)
Cash flows from financing activities:
Proceeds from exercise of stock options	824,307	2,797,893
Proceeds from issuance of common stock	—	42,995,371
Proceeds from exercise of warrants	—	2,396,250
Payments of capital leases	(211,290)	(202,401)
Proceeds from long-term debt	—	15,000,000
Payments for restricted stock awards withheld for taxes	(306,127)	(507,398)
Payments of contingent consideration	(5,000,000)	—
Payments on long-term debt	(15,559,842)	(15,000,000)
Net cash provided by (used in) financing activities	(20,252,952)	47,479,715
Change in cash, cash equivalents, and restricted cash prior to effects of foreign currency exchange rate	(2,458,626)	3,292,364
Effect of foreign currency exchange rate (translation)	(271,982)	(2,072)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(2,730,608)	3,290,292
Cash, cash equivalents, and restricted cash at beginning of period	25,052,995	22,246,015
Cash, cash equivalents, and restricted cash at end of period	$22,322,387	$25,536,307
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,598,781	$279,913

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE
(UNAUDITED)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017(1)		2018		2017(1)
	$	%	$	%	$	%	$	%
User pay revenue	$28,058,843	61.4%	$8,582,700	26.6%	$76,034,926	60.3%	$18,342,865	21.9%
Advertising	17,657,210	38.6%	23,663,772	73.4%	50,120,665	39.7%	65,291,872	78.1%
Total revenue	$45,716,053	100.0%	$32,246,472	100.0%	$126,155,591	100.0%	$83,634,737	100.0%
(1) Prior period amounts have not been adjusted under the modified retrospective adoption method.

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$1,297,931	$2,222,722	$(3,150,002)	$3,525,163

Interest expense	559,345	244,361	1,838,325	421,947
Income tax (benefit) expense	196,146	(2,202,152)	484,552	(4,934,216)
Depreciation and amortization	3,423,929	2,969,570	10,558,712	7,619,584
Stock-based compensation expense	2,767,196	2,299,696	7,026,991	5,802,046
Acquisition and restructuring	416,141	3,378,838	4,802,694	8,648,692
(Gain) loss on foreign currency transactions	6,229	(9,357)	(101,030)	2,072
Adjusted EBITDA	$8,666,917	$8,903,678	$21,460,242	$21,085,288

GAAP basic net income (loss) per common stockholder	$0.02	$0.03	$(0.04)	$0.05
GAAP diluted net income (loss) per common stockholder	$0.02	$0.03	$(0.04)	$0.05
Basic adjusted EBITDA per common stockholder	$0.12	$0.12	$0.30	$0.31
Diluted adjusted EBITDA per common stockholder	$0.11	$0.12	$0.28	$0.29

Weighted average shares outstanding:
Basic	73,362,467	71,800,274	72,704,205	67,711,324
Diluted	79,365,576	76,078,563	77,831,545	72,425,863

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Net income (loss)	$1,297,931	$2,222,722	$(3,150,002)	$3,525,163

Stock-based compensation expense	2,767,196	2,299,696	7,026,991	5,802,046
Amortization of intangibles	2,904,120	2,378,152	8,915,214	5,982,459
Income tax (benefit) expense	196,146	(2,202,152)	484,552	(4,934,216)
Acquisition and restructuring	416,141	3,378,838	4,802,694	8,648,692
Non-GAAP net income	$7,581,534	$8,077,256	$18,079,449	$19,024,144

GAAP basic net income (loss) per common stockholder	$0.02	$0.03	$(0.04)	$0.05
GAAP diluted net income (loss) per common stockholder	$0.02	$0.03	$(0.04)	$0.05
Basic Non-GAAP net income per common stockholder	$0.10	$0.11	$0.25	$0.28
Diluted Non-GAAP net income per common stockholder	$0.10	$0.11	$0.23	$0.26

Weighted average shares outstanding:
Basic	73,362,467	71,800,274	72,704,205	67,711,324
Diluted	79,365,576	76,078,563	77,831,545	72,425,863

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss third quarter 2018 financial results today, November 7, 2018 at 8:30 a.m. Eastern time. To access the call dial 866-572-9351 (US and Canada) or 703-736-7482 (International) and when prompted provide the participant passcode 3187279 to the operator. An audio replay will be available at 855-859-2056 domestically or 404-537-3406 internationally, using passcode 3187279 through November 14, 2018. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.themeetgroup.com and a replay of the webcast will be available for 90 days.

About The Meet Group

The Meet Group (NASDAQ: MEET) is a portfolio of mobile social entertainment apps designed to meet the universal need for human connection. We leverage a powerful live-streaming video platform, empowering our global community to forge meaningful connections. Our primary apps, MeetMe©, LOVOO©, Skout©, and Tagged©, keep millions of mobile daily active users entertained and engaged and originate untold numbers of casual chats, friendships, dates, and marriages. Our apps, available on iPhone, iPad, and Android in multiple languages, use innovative products and sophisticated data science to let our users stream live video, send gifts, chat, and share photos. The Meet Group has a diversified revenue mix consisting of in-app purchases, subscription, and advertising, and we have offices in New Hope, Philadelphia, San Francisco, Dresden, and Berlin. For more information, visit themeetgroup.com, and follow us on Facebook, Twitter or LinkedIn.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether fourth quarter 2018 and full year 2018 revenue and Adjusted EBITDA will be in the projected range, whether momentum will continue as expected, whether we have set the stage for sustainable long-term revenue growth as expected, whether our investment in livestreaming video will continue to yield strong results, whether there is a return to seasonal trends in advertising, whether there is an opportunity to grow ad revenue in the fourth quarter and whether the opportunity to continue to grow video engagement and revenue is significant. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2017 filed with the SEC on March 16, 2018 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 filed with the SEC on May 7, 2018 and August 2, 2018, respectively. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Measures

The Company defines mobile traffic and engagement metrics (including MAU, DAU, chats per day, and new users per day) to include mobile app traffic for all properties and mobile web traffic for MeetMe, Skout and Lovoo.

The Company uses Adjusted EBITDA and Non-GAAP Net Income, which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from operations before interest expense, benefit or provision for income taxes, depreciation and amortization, stock-based compensation, changes in warrant obligations, nonrecurring acquisition, restructuring or other expenses, gain or loss on foreign currency adjustment, and goodwill and long-lived asset impairment charges, if any. The Company excludes stock-based compensation because it is non-cash in nature. The Company defines Non-GAAP Net Income as earnings (or loss) before benefit or provision for income taxes, amortization on intangibles, non-recurring acquisition and restructuring costs, goodwill and long-lived asset impairment charges and non-cash stock-based compensation.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

# # #

Investor Contact:
Leslie Arena
larena@themeetgroup.com
267 714 6418

Media Contact:
Brandyn Bissinger
bbissinger@themeetgroup.com
267 446 7010